UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Issuer’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As further described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Diligent Board Member Services, Inc. (the “Company”) held on June 25, 2013 (New Zealand time), the Company’s stockholders approved the adoption of the Diligent Board Member Services, Inc. 2013 Incentive Plan (the “2013 Plan”).

The terms and conditions of the 2013 Plan and information pertaining to the participants in the 2013 Plan are described in detail in Proposal 6 of the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2013, and is available at the SEC’s website at www.sec.gov, and such description is incorporated by reference herein. The full text of the 2013 Plan was included as Annex A in the Proxy Statement and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2013 (New Zealand time), the Company held its Annual Meeting. The matters voted on at the Annual Meeting and the final voting results with respect to such matters are presented below.

Proposal 1: To Elect Greg B. Petersen to the Board of Directors – Stockholders elected Greg B. Petersen as a Class I director.

Votes Received	Votes Withheld	Broker Non-Votes
42,259,509	185,561	9,395,472

The continuing Class II directors are Joseph Carrabino, Jr. and Mark Weldon, whose terms expire at the 2014 Annual Meeting of Shareholders. The continuing Class III directors are Mark Russell and Alessandro Sodi, whose terms expire at the 2015 Annual Meeting of Shareholders. The continuing Series A Director is David Liptak, who will serve in office until his successor is validly elected and qualified or until such time that he is removed by the holders of the Company’s Series A Preferred Stock.

Proposal 2: Ratification of Mark Weldon’s appointment as a Class II Director – Stockholders approved the ratification of the appointment of Mark Weldon as a Class II director.

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,049,614	45,379	20,300	9,395,472

Proposal 3: Ratification of the Independent Registered Public Accounting Firm – Stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,035,434	78,559	1,300	9,395,472

Proposal 4: Ratification of Board remuneration paid since the Company listed on the NZSX – Stockholders approved the ratification of the total remuneration paid by the Company to its non-executive directors for each calendar year or part year since the Company’s listing on the New Zealand Stock Exchange (“NZSX”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,085,555	16,898	12,840	9,395,472

Proposal 5: Approval of remuneration payable by the Company to the Board for fiscal 2013 and subsequent calendar years – Stockholders approved the total remuneration payable by the Company to all non-executive directors for the 2013 and subsequent calendar years in an amount equal to U.S. $856,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,916,555	170,898	27,840	9,395,472

Proposal 6: Approval of the 2013 Plan – Stockholders approved the 2013 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,028,155	10,041,940	45,198	9,395,472

Proposal 7: Conditional on approval of Proposals 6 and 8, issuance of options and shares as part of the CEO substitute remuneration – Stockholders approved the issuance to the Company’s Chief Executive Officer, Alessandro Sodi, of options to purchase 1,600,000 shares of the Company’s common stock with an exercise price per share equal to the U.S. dollar equivalent closing price of the Company’s common stock on the NZSX on the last trading day immediately prior to the grant and the issuance of up to 2,500,000 shares of the Company’s common stock on the terms described in Proposals 7 and 8 of the Company’s Proxy Statement as part of his remuneration package (the “CEO Substitute Remuneration”) pursuant to NZSX Rule 7.3.1(a).

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
39,638,092	557,465	84,698	9,395,472

Proposal 8: Conditional on approval of Proposals 6 and 7, approval of the CEO substitute remuneration as a related party transaction under the NZSX Rules – Stockholders approved the CEO Substitute Remuneration payable to Mr. Sodi as a related party transaction pursuant to NZSX Rule 9.2.1.

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
72,255,243	333,313	301,850	9,395,472

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Diligent Board Member Services, Inc. 2013 Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement filed on June 4, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Thomas N. Tartaro
Thomas N. Tartaro EVP, Secretary and General Counsel

Exhibit No.	Description
10.1	Diligent Board Member Services, Inc. 2013 Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement filed on June 4, 2013).